UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

September 30, 2015
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

1101 Via Callejon #200, San Clemente, CA 92673-4230
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On September 30, 2015 (the “Issuance Date”), KonaRed Corporation (the “Company”) issued Subordinated Promissory Notes (the “Promissory Notes”) to two investors (the “Investors”) in the aggregate amount of $250,000 (the “Original Principal”). The Promissory Notes were issued pursuant to the terms of Securities Purchase Agreements dated as of the Issuance Date. The Promissory Notes bear interest at the rate of 8% per annum, which shall accrue in full as of the Issuance Date.  The principal and interest is due and payable in full on September 30, 2016 (the “Maturity Date”) with monthly prepayments of 3% of the Original Principal on the fourth through sixth monthly anniversaries of the Issuance Date and monthly prepayments or 10% of the Original Principal on the seventh through eleventh monthly anniversaries of the Issuance Date.  The Promissory Notes included an aggregate $25,000 original issuance discount.  As a result, the net amount received in connection with the sale of the Promissory Notes was $225,000.

The Company has the right to prepay the Promissory Notes, pursuant to the terms thereof, at any time, provided it pays the then outstanding balance and accrued interest.  The Promissory Notes provides for customary events of default such as failing to timely make payments under the Promissory Notes when due and the occurrence of certain fundamental defaults, as described in the Promissory Notes.  The interest rate shall be 18% upon the occurrence of an event of default and repayment of the note at an amount equal to 120% of the outstanding principal and interest due.  The Notes are not secured and subordinated to existing notes issued by the Company.

As additional consideration for the loan, the Company granted the investors a five-year warrant to purchase an aggregate of 3,125,000 shares of our common stock (the “Warrants”) at an exercise price of $0.08 per share.  The Warrants include cashless exercise rights.

The foregoing description of the Securities Purchase Agreement, Promissory Notes and warrant are qualified in their entirety by the text of such documents which are annexed to this Current report as exhibits.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02       Unregistered Sales Of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Note and the Warrant were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated September 30, 2015, by and between the Company and Black Mountain Equities Inc.
10.2	Black Mountain Equities Inc. Promissory Note, dated as of September 30, 2015.
10.3	Black Mountain Equities Inc. Warrant, dated September 30, 2015.
10.4	Securities Purchase Agreement, dated September 30, 2015, by and between the Company and Gemini Master Fund Ltd.
10.5	Gemini Master Fund Ltd. Promissory Notes, dated as of September 30, 2015.
10.6	Gemini Master Fund Ltd. Warrant, dated September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
Chief Executive Officer
September 30, 2015